EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation of our reports, included and incorporated by reference in this Form 10-K, into Banta Corporation's previously filed Form S-8 Registration Statements Nos. 33-13584, 33-40036 and 33-54576 and Form S-3 Registration Statement No. 33-55829.






   ARTHUR ANDERSEN LLP

   Milwaukee, Wisconsin,
   March 23, 1995.